Exhibit 99.1

SPI Energy Announces Receipt of Nasdaq Non-Compliance Notice

MCCLELLAN PARK, CA / ACCESSWIRE / April 22, 2024 / SPI Energy Co., Ltd., (NASDAQ:SPI) (the "Company"), a global renewable energy company and provider of solar storage solutions for business, residential, government, logistics and utility customers, today announced that it received a notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that due to the Company’s failure to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “2023 Form 10-K”), with the Securities and Exchange Commission (the “SEC”), the Company is not in compliance with Nasdaq’s continued listing requirements under Nasdaq Listing Rule 5250(c)(1) (the “Rule”), which requires the timely filing of all required periodic reports with the SEC.

The Notice has no immediate effect on the listing of the Company’s ordinary shares on Nasdaq. Under the Nasdaq rules, the Company has 60 calendar days, or until June 18, 2024, to file the 2023 Form 10-K or to submit to Nasdaq a plan to regain compliance with the Nasdaq Listing Rule. If the Company submits a plan to Nasdaq and Nasdaq accepts the plan, Nasdaq can grant an exception of up to 180 calendar days from the filing’s due date, or until October 14, 2024, to regain compliance. If the Company fails to timely regain compliance with Nasdaq Listing Rule 5250(c)(1), the Company’s ordinary shares will be subject to delisting from Nasdaq.

The Company continues to work diligently to complete the 2023 Form 10-K.

This announcement is made in compliance with the Nasdaq Listing Rule 5810(b), which requires prompt disclosure of receipt of a notification of deficiency.

About SPI Energy Co., Ltd.

SPI Energy Co., Ltd. (NASDAQ: SPI) is a global renewable energy company and provider of solar, storage solutions that was founded in 2006 in Roseville, California and is headquartered in McClellan Park, California.

The Company comprises the following core divisions: (a) SPI Solar commercial & utility solar business develops and provides a full spectrum of EPC services to third party project developers. (b) Orange Power business owns and operates solar projects that sell electricity to the grid in multiple regions, including the U.S., U.K., and Europe. (c) SolarJuice is a leader in renewable energy system solutions for residential and small commercial markets with solar wholesale distribution business in Australia, and residential solar and roofing installation business in California. SolarJuice also manufactures solar cells & modules in United States under the Solar4America brand. (d) SEM Wafertech develops American solar wafer manufacturing at Sumter, SC.

SPI maintains global operations in North America, Australia, Asia and Europe and is also targeting strategic investment opportunities in fast growing green energy industries such as battery storage, charging stations, and others which leverage the Company's expertise and substantial solar cash flow.

For more information on SPI Energy and its subsidiaries, the Company recommends that stockholders, investors and any other interested parties read the Company's public filings and press releases available under the Investor Relations section at or available at www.sec.gov.

Forward-Looking Statements

Certain information contained in this report consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict. Words such as “will,” “would,” “may,” “intends,” “potential,” and similar expressions, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. For example, there can be no assurance that the Company will regain compliance with the Rule during any compliance period or in the future, or otherwise meet Nasdaq compliance standards, that the Company will be eligible for a second compliance period, or that Nasdaq will grant the Company any relief from delisting as necessary or that the Company can ultimately meet applicable Nasdaq requirements for any such relief. The forward-looking statements contained in this report speak only as of the date of this report and the Company undertakes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this report, unless required by law.

Contact:

SPI Energy Co., Ltd.
IR Department
Email: ir@spigroups.com

Dave Gentry
RedChip Companies, Inc.
Phone:(407) 491-4498
SPI@redchip.com